                                                                    EXHIBIT 23.1


(MCGLADREY & PULLEN LETTERHEAD)



CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-45134) of our report, dated January 24, 2003 on the consolidated balance sheet of Chester Bancorp, Inc. as of December 31, 2002 and 2001 and the related consolidated statements of income, stockholders' equity, comprehensive income and cash flows for each of the three years in the period ended December 31, 2002, appearing in the Annual Report on Form 10-K for the year ended December 31, 2002.


Springfield, Illinois
March 26, 2003